SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. ____)
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                         Manpower Inc.
(Name of Registrant as Specified in its Charter)

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MANPOWER INC.
5301 North Ironwood Road
Milwaukee, Wisconsin 53217

Supplement to Proxy Statement for 2002 Annual Meeting of
Shareholders to be held on April 30, 2002

Independent Auditors

         On or about March 29, 2002, we mailed to you the Proxy Statement, Notice of Annual Meeting of Shareholders, Proxy Card and Annual Report relating to the Annual Meeting of Shareholders of Manpower Inc. (the "Company") to be held on April 30, 2002. We indicated in the Proxy Statement that given the current circumstances of Arthur Andersen LLP, the Audit Committee had not determined whether to recommend that the Board of Directors appoint Arthur Andersen to audit the Company's financial statements for the fiscal year ending December 31, 2002.

         In light of the developments regarding Arthur Andersen and its global network, the Audit Committee determined to recommend that the Board of Directors appoint PricewaterhouseCoopers LLP to audit the Company's financial statements for the fiscal year ending December 31, 2002. On April 10, 2002, the Board of Directors appointed PricewaterhouseCoopers to audit the Company's financial statements for the fiscal year ending December 31, 2002, replacing Arthur Andersen, which the Board of Directors dismissed. The decision to replace Arthur Andersen with PricewaterhouseCoopers as the Company's independent auditors was made after careful consideration by the Company's Audit Committee, Board of Directors and management and was not based on any disagreement between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. We thank Arthur Andersen, especially the Milwaukee-based team, for its many years of excellent, professional service. Representatives of PricewaterhouseCoopers are expected to attend the Annual Meeting and have the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

Security Ownership of Certain Beneficial Owners

         The following table lists as of the Record Date additional information as to the persons believed by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock:

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership(2)	Percent of Class(1)
AIM Funds Management, Inc. 5140 Yonge Street Suite 900 Toronto, Ontario M2N 6X7 Canada	6,078,400	8.0%

(1)	Based on 76,265,051 shares of Common Stock outstanding as of the Record Date.
(2)	This information is based on a Schedule 13G dated March 30, 2002. AIM Funds Management, Inc. has shared voting and shared dispositive power with respect to 6,078,400 shares held.

The date of the Supplement is April 17, 2002.